Press Release

BASIC EARTH EXTENDS SHARE REPURCHASE PROGRAM

DENVER, COLORADO – BASIC EARTH SCIENCE SYSTEMS, INC. (OTCBB:BSIC) announced that its Board of Directors has approved an extension of its share buyback program.  The program was originally announced in October 2008 and enabled the Company to purchase up to 500,000 shares of its outstanding common stock over an eighteen month period.  The program has been conducted on the open market and in private transactions at prevailing market prices.  Through December 31, 2009, Basic Earth had repurchased 283,015 shares of its common stock at an average price of $0.76 per share.  In November 2009, the Board approved a resolution to increase the number of shares the Company can repurchase to 1.5 million, and on February 10, 2010, the Board extended the termination date of the program from April 22, 2010 to October 22, 2011.

Basic Earth is an independent oil and gas exploration and production company with primary operations in the Williston Basin, the Denver-Julesburg Basin in Colorado, southern Texas and the Gulf Coast area.  Basic Earth is traded on the Over The Counter Bulletin Board under the symbol BSIC.  Information on Basic Earth can be found at its web site: www.basicearth.net.

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